Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-05471, No. 333- 05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894, No. 333-197728, No.333-175065, No. 333-236579, No. 333-116625 and No. 333-271985) on Form S-8 and in the registration statements (No. 033-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396, No. 333-197730, No. 333-221393, No. 333-249588 and No. 333-274624) on Form S-3 of Fulton Financial Corporation and subsidiaries of our report dated February 28, 2025, with respect to the consolidated financial statements of Fulton Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2025